United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

November 28, 2006
(Date of Report)

China 3C Group
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	000-28767 (Commission File Number)	88-0403070 (IRS Employer Identification No.)

368 HuShu Nan Road HangZhou City, Zhejiang Province, China (Address of principal executive offices)	310014 (Zip Code)

086-0571-88381700 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
Signature

Item 1.01.      Entry Into a Material Definitive Agreement.

On November 28, 2006, China 3C Group (“CHCG”), Capital Future Development Limited (“CFDL”), Shanghai Joy & Harmony Electronics Company Limited (“Shanghai”), and the shareholders of Shanghai (the “Shareholders”), entered into a Share Exchange Agreement (the “Agreement”) pursuant to which CFDL, will acquire 100% of CFDL in a cash and stock transaction valued at approximately US$18.5 million. Shanghai is the only asset of CFDL.

Under the Share Exchange Agreement, in exchange of surrendering all their ownership in Shanghai, the Shareholders received both stock consideration and cash consideration. The stock consideration will consist of 2,723,110 newly issued shares of the CHCG common stock, which were divided proportionally among the Shareholders in accordance with their respective ownership interests in Shanghai immediately before the completion of the Share Exchange Transaction. The cash consideration consisted of $7,500,000 in cash, divided proportionally among the Shareholders in accordance with their respective ownership interests in Shanghai immediately before the completion of the Transaction, is payable as follows: $3,000,000 within 10 business days after the closing of the transaction, and $4,500,000 payable six months after the closing of the transaction as evidenced by promissory notes between CHCG and each of the Shareholders. The form of the promissory note is attached as an exhibit to the Agreement.

CHCG, CFDL, Shanghai and the Shareholders have made customary representations, warranties and covenants in the Agreement. Consummation of the transactions set forth in the Agreement are subject to certain conditions, including, among others, (i) absence of any law or order prohibiting the consummation of the Share Exchange; (ii) the continued accuracy of each party’s representations and warranties contained in the Agreement; and (iii) compliance with each party’s covenants. The Agreement contains certain termination rights for both CHCG, on the one hand, and CFDL and the Shareholders, on the other hand.

Shanghai Joy & Harmony Electronics Company Limited is a consumer electronics retail chain in Eastern China. It has 180 retail outlets in Shanghai City and Jiangsu Province. The company specializes in the sale of consumer electronics, including MP3 players, MP4 players, iPod, electronic dictionary, CD players, radios, Walkman, audio systems and speakers. The company is the authorized sales agent for well-known manufacturers in China like Tecsun Radio and Changhong ZARVA.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

Exhibits.

10.1
Share Exchange Agreement, dated as of November 28, 2006, among China 3C Group, Capital Future Development Limited (“CFDL”), Shanghai Joy & Harmony Electronics Company Limited, and the shareholders of CFDL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2006	China 3C Group

/s/ Xiang Ma Xiang
Xiang Ma
President